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                                   EXHIBIT (i)

                         Opinion and Consent of Dechert
                               September 26, 2003

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                                                                  Exhibit 99.(i)

                                   DECHERT LLP
                               1775 I Street, N.W.
                             Washington, D.C. 20006

                               September 26, 2003

The Weitz Funds
1125 South 103 Street
Suite 600
Omaha, Nebraska 68124-6008

Ladies and Gentlemen:

We have acted as counsel for The Weitz Funds ("Registrant") and its initial investment series, The Weitz Balanced Fund (the "Fund"), and are familiar with Registrant's registration statement with respect to the Fund under the Investment Company Act of 1940, as amended, and with the registration statement relating to its shares under the Securities Act of 1933, as amended (collectively, the "Registration Statement"). Registrant is organized as a statutory trust under the laws of the State of Delaware.

We have examined Registrant's Declaration of Trust and other materials relating to the authorization and issuance of shares of beneficial interest of Registrant, its initial Registration Statement on Form N-1A, and such other documents and matters as we have deemed necessary to enable us to give this opinion.

Based upon the foregoing, we are of the opinion that the Fund's shares proposed to be sold pursuant to the Registration Statement, when it is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of the Fund, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.

We hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the continuous offering of the Registrant's shares of beneficial interest, as indicated above, and to the reference to our firm, as counsel to Registrant, in the Fund's Prospectus to be dated as of the effective date of the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

Very truly yours,


Dechert LLP